UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	NIHD	Nasdaq Global Select Market

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.

On January 13, 2020, NII Holdings, Inc. (the “Company”) announced that it filed a certificate of dissolution (the “Certificate of Dissolution”) with the Secretary of State of the State of Delaware, as contemplated by the Plan of Complete Liquidation and Dissolution (the “Plan”) previously approved by the Company’s Board of Directors and stockholders. The Certificate of Dissolution, which became effective at 4:00 p.m. Eastern Time on January 13, 2020 (the “Effective Time”), provides for the dissolution of the Company under the General Corporation Law of the State of Delaware.

In connection with the filing of the Certificate of Dissolution, effective as of the Effective Time, the Company closed its stock transfer books and discontinued recording transfers of its common stock, par value $0.001 (the “Common Stock”). Holders of the Common Stock are no longer able to transfer record or beneficial ownership of the Common Stock, other than transfers by will, intestate succession or operation of law.

As previously announced, the Company notified the Nasdaq Stock Market (“Nasdaq”) on December 18, 2019 of its intention to delist the Common Stock from the Nasdaq Global Select Market. The Company filed a Form 25 with the Securities and Exchange Commission and Nasdaq on December 30, 2019, and the Common Stock was delisted from trading on the Nasdaq Global Select Market on January 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: January 13, 2020	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary